EXHIBIT 99.1
Fresh Del Monte Produce Inc. Names New Independent Board Member
Respected Food and Beverage Industry Veteran Joins Team, Bolstering Company’s Commitment to Innovation
CORAL GABLES, Fla.--(BUSINESS WIRE)-- Fresh Del Monte Produce Inc. (NYSE: FDP) today announced the appointment of Ajai Puri, a seasoned expert with decades of experience in the food and beverage industry, to its board of directors, effective February 19, 2024.
“Dr. Puri has an extensive background in the food and beverage industry and years of global R&D, innovation, supply chain development, and consumer marketing experience,” said Mohammad Abu-Ghazaleh, Fresh Del Monte Chairman and Chief Executive Officer. “We are excited to welcome him as part of our team and believe he will bring beneficial insights to our company as we continue to push innovation forward.”
Dr. Puri has held board member roles at several publicly-traded and privately-held companies in the food, beverage, and agricultural industries. Currently he is an active board member at Britannia Industries Ltd. (India), India’s largest independent food company; Olam Group Limited (Singapore), a leading global food and agriculture business; and IMI plc (U.K.), a specialist engineering and technology group. Additionally, Dr Puri serves as a board member at privately-held Califia Farms LP, a leading plant-based milks company. As part of his executive career, Ajai spent over 20 years at Minute Maid (part of The Coca-Cola Company) where he played an integral role in building the company’s global juice platform with products like Simply Orange™ and Minute Maid Pulpy™.
Dr. Puri holds a B.S. from the University of Agricultural Sciences, Bangalore, India; a M.S. from the Central Food Technological Research Institute, Mysore, India; an M.B.A. from the Crummer Business School, Rollins College; and a Ph.D. in Food Science from the University of Maryland.
About Fresh Del Monte Produce Inc.
Fresh Del Monte Produce Inc. is one of the world’s leading vertically integrated producers, marketers, and distributors of high-quality fresh and fresh-cut fruit and vegetables, as well as a leading producer and distributor of prepared food in Europe, Africa, and the Middle East. Fresh Del Monte Produce Inc. markets its products worldwide under the DEL MONTE® brand (under license from Del Monte Foods, Inc.), a symbol of product innovation, quality, freshness, and reliability for over 135 years. The company also markets its products under the MANN™ brand and other related trademarks. Fresh Del Monte Produce Inc. is not affiliated with certain other Del Monte companies around the world, including Del Monte Foods, Inc., the U.S. subsidiary of Del Monte Pacific Limited, Del Monte Canada, or Del Monte Asia Pte. Ltd. Fresh Del Monte Produce Inc. is the first global marketer of fruits and vegetables to commit to the “Science Based Targets” initiative. In 2022 and 2023, Fresh Del Monte Produce was ranked as one of “America’s Most Trusted Companies” by Newsweek based on an independent survey rating companies on three different touchpoints, including customer trust, investor trust, and employee trust. The company was also named a Humankind 100 Company for two consecutive years by Humankind Investments, which recognizes companies that substantially impact areas such as access to food and clean water, healthcare, and digital services. Fresh Del Monte Produce Inc. is traded on the NYSE under the symbol FDP.

Forward-Looking Information
This press release contains certain forward-looking statements regarding the intent, beliefs or current expectations of the Company. These statements include statements that are preceded by, followed by or include the words “believes”, “expects”, “anticipates”, “may” or similar expressions with respect to various matters. Specifically, this press release contains forward-looking statements regarding the Company’s belief that appointing industry experts will foster innovation. It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties. In addition, these forward-looking statements and the information in this press release are qualified in their entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s most recently filed Annual Report on Form 10-K. All forward-looking statements in this press release are based on information available to us on the date hereof, and we assume no obligation to update such statements.
Monica Vicente
Senior Vice President and Chief Financial Officer
mvicente@freshdelmonte.com
305-520-8433
Source: Fresh Del Monte Produce Inc.